PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103 +1 267 330 3000, www.pwc.com/us www.pwc.com CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our reports dated December 30, 2025, relating to the financial statements and financial highlights of Global X Silver Miners ETF, Global X Copper Miners ETF, Global X Gold Explorers ETF, Global X Uranium ETF, Global X S&P 500® Covered Call ETF, Global X NASDAQ 100® Covered Call ETF, Global X Russell 2000 Covered Call ETF, Global X Nasdaq 100® Covered Call & Growth ETF, Global X S&P 500® Covered Call & Growth ETF, Global X Nasdaq 100® Risk Managed Income ETF, Global X S&P 500® Risk Managed Income ETF, Global X Dow 30® Covered Call ETF, Global X Russell 2000 Covered Call & Growth ETF, Global X Information Technology Covered Call & Growth ETF, Global X Dow 30® Covered Call & Growth ETF, Global X MLP & Energy Infrastructure Covered Call ETF, Global X MSCI Colombia ETF, Global X MSCI China Consumer Discretionary ETF, Global X MSCI Norway ETF, Global X FTSE Southeast Asia ETF, Global X MSCI Argentina ETF, Global X MSCI Greece ETF, Global X DAX Germany ETF, Global X MSCI Vietnam ETF, Global X Lithium & Battery Tech ETF, Global X SuperDividend® ETF, Global X Social Media ETF, Global X Guru® Index ETF, Global X SuperIncome™ Preferred ETF, Global X SuperDividend® U.S. ETF, Global X MSCI SuperDividend® Emerging Markets ETF, Global X SuperDividend® REIT ETF, Global X Renewable Energy Producers ETF, Global X S&P 500® Catholic Values ETF, Global X MSCI SuperDividend® EAFE ETF, Global X E-commerce ETF, Global X S&P Catholic Values Developed ex-U.S. ETF, Global X Nasdaq 100® Tail Risk ETF, Global X Nasdaq 100® Collar 95-110 ETF, Global X S&P 500® Tail Risk ETF, Global X S&P 500® Collar 95-110 ETF, Global X Disruptive Materials ETF (currently known as Global X Rare Earth & Critical Materials ETF), Global X Russell 2000 ETF, Global X U.S. Electrification ETF, Global X S&P 500 U.S. Market Leaders Top 50 ETF, Global X S&P 500 U.S. Revenue Leaders ETF, Global X S&P 500® Christian Values ETF, and Global X Treasury Bond Enhanced Income ETF, and our report dated January 9, 2026, relating to the financial statements and financial highlights of Global X Blockchain & Bitcoin Strategy ETF, Global X Bitcoin Trend Strategy ETF, and Global X Bitcoin Covered Call ETF, which appear in Global X Funds Certified Shareholder Reports on Form N-CSR for the period or year ended October 31, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm", "Financial Highlights" and “Other Service Providers” in such Registration Statement. Philadelphia, Pennsylvania February 24, 2026